Exhibit 4.15

No. WT	Warrants
Series A2

VOID AFTER JUNE 12, 2013

(unless extended by TGC Industries, Inc.)

TGC INDUSTRIES, INC.

Warrant Agreement and
Warrant Certificate

I.              A.            THIS CERTIFIES THAT for value received                 , or registered assigns, is the owner of the number of Warrants (“Warrants”) of TGC Industries, Inc. (the “Company”) set forth above (which Warrants are a part of a series of 750,000 Warrants issued of even date (the “Series B Warrants”)), each of which entitles the owner hereof to purchase, subject to the restrictions referenced herein, prior to the close of business on June 12, 2013, or such later date or dates as Company may determine (the “Expiration Date”), at the principal office of the Company, one (1) share of Common Stock of TGC Industries, Inc. (the “Shares”), at the purchase price of twenty cents ($.20) per whole share (the “Purchase Price”), upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of Shares which may be purchased upon exercise thereof) set forth above is the number as of the date of this Certificate, based on the shares of Common Stock of the Company as constituted at such date.

B.            The Warrants are exercisable immediately and until the Expiration Date, provided that if a registration statement or prospectus covering the Shares is not then effective under the Securities Act of 1933, as amended, and the securities laws of the state of the address of record of such holder, then the holder shall represent in writing that the Shares are being acquired for investment and will not be distributed in violation of applicable securities laws in order that an exemption from registration is available to the Company for the Warrant exercise and the issuance of the Shares.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER.

C.            Except as hereafter provided, Company shall have no obligation to register either the Warrants or the Shares into which the Warrants are exercisable.

(1)   The Company agrees that, upon written request from the holders of fifty-one percent (51%) of the then outstanding Warrants (including this Warrant to the extent then outstanding), it will take the following action with respect to a registration of the Warrants and the Shares for sale in the public market, considering the proposed effective date of such offering, subject to its ability to use currently available audited financial statements without having to have any such financial statements specially prepared for such offering:

(a)             promptly cause to be prepared and filed under the Act a registration statement and related prospectus for the offering of the Warrants and the Shares as may be required for the lawful public offering thereof in the manner then contemplated, provided that the holders may also elect to sell such Warrants and Shares in a private or negotiated transaction;

(b)            use its best efforts, through its officers and directors, auditors, and counsel in all matters necessary or advisable to cause such to become effective at the earliest possible date after the filing thereof;

(c)             deliver to the holder of this Warrant (to the extent then outstanding) such number of copies of such prospectuses in preliminary and definitive form, and amendments thereto, as it, he, or she may reasonably require, and Company hereby consents to the use of such prospectuses and amendments for the public offering and sale of the Shares;

(d)            qualify the Warrants and the Shares for sale under applicable Blue Sky laws and continue such qualification in effect so long as required for the purposes of the sale of the Warrants and the Shares; and

(e)             pay all fees, taxes (including transfer taxes), and expenses incident to the performance of its obligations hereunder (except that each owner of such Shares will be responsible for payment of such owner’s own attorneys’ fees, Share sales commissions, and other expenses personal to such owner).

(2)   Following the (one time) registration of Warrants and Shares upon written request from the holders of 51% of the then outstanding Warrants as provided above, any of the holders of the remaining Warrants may request the registration of the remaining Warrants and Shares issuable upon the exercise thereof (subject to Company’s ability to use currently available audited financial statements without having to have any such financial statements specially prepared for such offering), and Company shall (at Company’s own expense) take the necessary action to register such Shares.

(3)           Whenever Company, at any time prior to the expiration of this Warrant as herein provided, proposes to file with the Commission for the registration under the Act of any of its securities for Company’s own benefit, Company shall, at least thirty days prior to such filing, given written notice of such proposed filing to the holder of this Warrant at the last known address of such holder, and shall offer to include in such filing for registration any proposed disposition of Shares deliverable upon the exercise of the then outstanding Warrants, upon receipt by Company, not less than twenty days prior to the proposed filing date, of a written request setting forth the facts with respect to such proposed disposition. If such request is made, Company will take action (at Company’s own expense) to register such Shares by including them in such filing, and will take such other action as may be requested by such holder to qualify the Shares for sale under applicable Blue Sky laws.

II.            The Purchase Price, the number of Shares which may be purchased upon the exercise of the Warrants evidenced by this Certificate, and the number of Warrants outstanding are subject to modification and adjustment from time to time upon the occurrence of the events enumerated below:

A.             If and whenever the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Purchase Price shall be reduced to a price (calculated to the nearest one hundredth of a cent) determined by dividing (1) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Purchase Price, and (b) the consideration, if any, received by the Company upon such issue or sale, by (2) the total number of shares of Common Stock outstanding immediately after such issue or sale.

B.              For purposes of Subsection A. above, the following clauses (1) to (9), inclusive, shall also be applicable:

(1)   In case at any time the Company shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called Convertible Securities) whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in clause (3) below, no further adjustments of the Purchase Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2)           In case the Company shall issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (i) except as provided in clause (3) below, no further adjustments of the Purchase Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Purchase Price have been or are to be made pursuant to other provisions of this Subsection B., no further adjustment of the Purchase Price shall be made by reason of such issue or sale.

(3)           Upon the happening of any of the following events, namely, if the purchase price provided in any rights or options referred to in clause (1) of this Subsection B., the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (1) or clause (2) of this Subsection B., or the rate at which any Convertible Securities referred to in clause (1) or clause (2) of this Subsection (B) are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Purchase Price in effect at the time of such event shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in clause (1) of this Subsection B., or the rate at which any Convertible Securities referred to in clause (1) or clause (2) of this Subsection B. are convertible into or exchangeable into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Purchase Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been in effect had such rights, option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Purchase Price then in effect hereunder is thereby decreased.

(4)             In case the Company shall declare a dividend or make any other distributions upon any stock of the Company payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5)             In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.  In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock or Convertible Securities, rights or options, as the case may be.

(6)             In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (b) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(7)            The number of shares of Common Stock outstanding at any given time shall not include shares owned or held or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of Subsection B.

(8)            Anything in clause (5) of this Subsection B. to the contrary notwithstanding, in the case of an acquisition where all or part of the purchase price is payable in Common Stock or Convertible Securities but is stated as a dollar amount, where the Company upon making the acquisition pays only part of the aggregate dollar amount consideration which is payable in Common Stock or Convertible Securities and where the balance of such purchase price is deferred or is contingently payable under a formula related to earnings over a period of time, (a) the consideration received for any Common Stock or Convertible Securities delivered at the time of the acquisition shall be deemed to be such part of the total consideration as the portion of the dollar amount consideration then paid in Common Stock or Convertible Securities bears to the aggregate dollar amount consideration which is payable in Common Stock or Convertible Securities, and (b) in connection with each issuance of additional Common Stock or Convertible Securities pursuant to the terms of the agreement relating to such acquisition, the consideration received shall be deemed to be such part of the total consideration as the portion of the dollar amount consideration then and theretofore paid in Common Stock or Convertible Securities bears to the aggregate dollar amount consideration payable in Common Stock or Convertible Securities multiplied by a fraction, the numerator of which shall be the number of shares (or in the case of Convertible Securities other than stock, the aggregate principal amount) then issued and the denominator of which shall be the total number of shares (or in the case of Convertible Securities other than stock, the aggregate principal amount) then and theretofore issued under such acquisition agreement. If it is determined that any part of the deferred or contingent portion of such purchase price shall not be payable, the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would have obtained (i) had the adjustment made in connection with such acquisition been made upon the basis of the issuance of only the number of shares of Common Stock or Convertible Securities actually issued in connection with such acquisition, and (ii) had adjustments been made on the basis of the Purchase Price as adjusted in clause (1) for all issued or sale (as prices which would have affected such adjusted Purchase Price) of Common Stock or rights, options or Convertible Securities made after such acquisition. In the event that only a part of the purchase price for an acquisition is paid in Common Stock or Convertible Securities in the manner referred to in this clause (8), the term “total consideration” as used in this clause (8) shall mean that part of the aggregate consideration as is fairly allocable to the purchase price paid in Common Stock or Convertible Securities in the manner referred to in this clause (8), as determined by the Board of Directors of the Company.

(9)           Notwithstanding anything to the contrary in this Section II., no adjustment in the Purchase Price shall result, pursuant to Subsection A. above or otherwise, from the issuance by the Company of shares of its Common Stock as a result of the following transactions:

(a)            The exercise of options heretofore or hereafter granted under the Company’s 1993 Stock Option Plan, as the same may be amended, extended or substituted from time to time provided, that the number of shares available thereunder may not be increased by any such amendment, extension or substitution;

(b)           The exercise of options heretofore or hereafter granted under the Company’s 1999 Stock Option Plan, as the same may be amended, extended or substituted from time to time provided, that the number of shares available thereunder may not be increased by any such amendment, extension or substitution; and

(c)            The exercise of any of the 850,000 warrants issued on July 30, 1999, and which expire July 31, 2009, as the same may be amended, substituted or extended from time to time.

(d)           The exercise of any of the 1,500,000 Warrants issued on September 10, 2002, and which expire September 10, 2012, as the same may be amended, substituted or extended from time to time.

C.                                     (1)   In case the Company shall declare a dividend upon the Common Stock payable other than in Common Stock or Convertible Securities, the Company shall give the holders of each Warrant thirty (30) days prior written notice of the date as of which the holders of Common Stock of record entitled to such special dividend shall be determined and, in the event a holder’s Warrants remain outstanding in whole or in part, as of such determination date the Purchase Price for such outstanding Warrants shall be adjusted so that the holder thereof will be entitled to the same dollar value upon exercise thereof as if such Warrants had been exercised by such determination date. The Company hereby agrees that it shall not declare any such dividend in an amount which exceeds (together with all such other dividends paid in a given fiscal year) ten percent (10%) of the net income of the Company for the prior fiscal year. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or surplus (other than revaluation or paid-in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company.

(2)   In the event dividends are declared and paid on the Company’s Senior Preferred Stock (which is currently held by WEDGE Energy Services, L.L.C.) in additional shares of Senior Preferred Stock (“PIK Dividend”), the Warrants shall be adjusted (the “PIK Dividend Adjustment”) so that for each one (1) share of Senior Preferred Stock paid as a PIK Dividend the Warrants shall be exercisable for one-half (1/2) additional share (assuming all 750,000 Warrants originally issued, as adjusted pursuant to the terms of the Warrant, are outstanding) and the Purchase Price shall be adjusted proportionately.

The determination of the PIK Dividend Adjustment shall be by application of the following formulas: (a) the number of additional shares for which the Warrants are exercisable shall be determined by application of the following formula: (i) a fraction in which (x) the numerator is the number of Warrants outstanding, as adjusted, at the time of determination of the PIK Dividend Adjustment and (y) the denominator is the number of Warrants originally issued, as adjusted, shall be multiplied by (ii) one-half (1/2) the number of shares paid as a PIK Dividend, which product shall equal the number of additional shares for which the Warrants are exercisable and (b) the adjustment of the Purchase Price shall be determined by application of the following formula: (i) the number of Warrants outstanding, as adjusted, at the time of the determination of the PIK Dividend Adjustment shall be multiplied by (ii) the Purchase Price in effect, as adjusted, at the time of determination of the PIK Dividend Adjustment, and the resulting product shall be divided by (iii) the sum obtained from adding (x) the number of Warrants outstanding, as adjusted, at the time of determination of the PIK Dividend Adjustment, and (y) the number of additional shares for which the Warrants are exercisable as determined above, which quotient shall equal the adjusted Purchase Price. (e.g. if a PIK Dividend of 100,000 shares of Senior Preferred Stock is declared and paid, the Warrants (assuming the 750,000 originally issued Warrants are outstanding) shall be exercisable for an additional 50,000 shares and, assuming a Purchase Price of $0.10, the Purchase Price at such time shall be adjusted to $0.09375 (750,000 / 750,000 x 50,000 = 50,000, and 750,000 x 0.10 divided by (750,000 + 50,000) = 0.09375). Furthermore ,if a similar PIK Dividend of 100,000 shares of Senior Preferred Stock is declared and paid and assuming the number of Warrants outstanding, as adjusted, has declined by 187,500 Warrants due to the sale or exercise of Warrants, or another event outside of an adjustment pursuant to the terms of the Warrants, the Warrants shall be exercisable for an additional 37,500 shares and, assuming a Purchase Price at such time of $0.10, the Purchase Price shall be adjusted to $0.09375 (562,500 / 750,000 x 50,000 = 37,500, and 562,500 x 0.10 divided by (562,500 + 37,500) = 0.09375).

D.                                    (1)   In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares; the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely (2) in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

E.               In case of any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation of Company with or the merger of Company with or into any other corporation, or the sale of the properties and assets of Company as, or substantially as, an entirety to any other corporation, then each holder of a Warrant then outstanding shall be entitled to purchase such number of shares of stock or other securities or property of Company or any other corporation resulting from such reorganization, reclassification, consolidation, merger, or sale, as was exchanged or paid in such transaction for the number of shares of Common Stock of Company which the holder would have been entitled to purchase except for such action. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the

Common Stock of Company for the purposes of this Subsection “E.”

F.                                      (1)   Except as provided in Subsection G, to follow, upon each adjustment of the Purchase Price as a result of (a) an issuance or sale of Common Stock below the Purchase Price as provided in Subsections A and B above, including (without limitation) a dividend or distribution in shares of capital stock, or (b) a subdivision of outstanding shares of Common Stock as provided in Subsection “D.(1)” hereof, the number of shares of Common Stock purchasable upon exercise of any Warrant Certificate shall be increased to the number of shares of Common Stock (calculated to the nearest hundredth) obtained by multiplying (i) the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of Warrants (evidenced by the Warrant Certificate held by such holder) by (ii) the Purchase Price in effect immediately prior to such adjustment, and dividing the product so obtained by the Purchase Price in effect after such adjustment.

(2)   Except as provided in Subsection “G” to follow, upon each adjustment of the Purchase Price as a result of a combination of the Common Stock as provided in Subsection “D.(2)” hereof, the number of shares of Common Stock purchasable upon exercise of any Warrant Certificate shall be decreased to the number of shares of Common Stock (calculated to the nearest hundredth) obtained by multiplying (a) the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of Warrants evidenced by the Warrant Certificate held by such holder, by (b) the Purchase Price in effect immediately prior to such adjustment, and then dividing the product so obtained by the Purchase Price in effect after such adjustment.

G.             In lieu of an adjustment in the number of shares covered by a Warrant, Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Warrants.

H.            Irrespective of any adjustments or change in the Purchase Price or the number of shares of the Common Stock issuable upon the exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed upon the Warrant Certificates when initially issued.

I.              Before taking any action which would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Purchase Price.

J.             Whenever the Purchase Price, the number of shares of Common Stock issuable upon the exercise of each Warrant, or the number of Warrants are adjusted as provided in this Section II., Company shall promptly prepare a certificate setting forth the Purchase Price as so adjusted, the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment.

K.            If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section II. are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise rights as aforesaid.

III.           A.            This Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants entitling the holder to purchase a like aggregate number of Shares as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered. If only a part of the Warrants evidenced by this Certificate are exercised, the holder hereof shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

B.              Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of a Warrant Certificate, and, in case of loss, theft, destruction, or mutilation, of indemnity or security reasonably satisfactory to it, and reimbursement to Company of all reasonable expenses incidental thereto, and upon surrender to the Company and cancellation of the Warrant Certificate, if mutilated, the Company shall deliver to the registered owner a new Warrant Certificate in lieu of, and evidencing the right to purchase the same number of shares as, the Warrant Certificate so lost, stolen, destroyed, or mutilated.

C.              No holder of the Warrants evidenced by this Certificate shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of Company which may at any time be issuable on the exercise of these Warrants for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of these Warrants, as such, any of the rights of a shareholder of Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrants evidenced by this Warrant Certificate have been exercised and the Common Stock purchasable upon the exercise thereof is issued to the holder as the holder of record as provided in III.J. below.

D.              To the extent that any Warrant Certificates remain outstanding at 5:01 P.M. Dallas, Texas time on the Expiration Date, such outstanding Warrant Certificates shall be automatically deemed exercised on behalf of each record holder of Warrant Certificates into shares of the Company’s Common Stock at the rate (“Conversion Rate”)

of one-tenth (1/10) of a share of Common Stock for each Warrant Certificate or Certificates representing, immediately before the Expiration Date, the right to purchase one share of Common Stock.

E.                                         Upon the exercise of the Warrant, in lieu of the issuance of any fractional Shares, the Company shall pay cash to the registered holder of the Warrant based on the difference between the market price of the Shares, which price shall be computed as the per Share closing price (if such Shares are listed on an exchange) or the average between the per Share bid and asked prices as of the close of business on the exercise date as reported by the National Association of Securities Dealers Automated Quotation System and the Purchase Price on the exercise date times the fractional Share which is represented by the Warrants on the exercise date. However, if no market price exists, then the amount of cash to be paid to the registered holder of the Warrant in lieu of any fractional Shares shall be the product of the difference between the per share Net Book Value (defined hereafter) of the shares of the Company’s Common Stock outstanding on the last business day prior to the exercise date and the Purchase Price on the exercise date times the fractional security which otherwise would have been issuable in the absence of this provision. For purposes of payment of cash in lieu of the issuance of fractional securities, the term “Net Book Value” means the consolidated total shareholders’ equity, determined in accordance with generally accepted accounting principles (“GAAP”).

F.             The holder hereof, by accepting same, consents and agrees with Company and with every other holder of a Warrant Certificate that:

(1)             The Warrants evidenced by this Certificate are transferable only on the registry books of the Company upon surrender of this Certificate at the principal office of the Company and only as provided below; and

(2)             Company and may deem and treat the person in whose name this Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Certificate made by anyone other than Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

G.            The registered holder of any Warrant Certificate may exercise it in whole or in part at any time, but only in such multiples as are required to permit the issuance by Company of one or more shares, by surrender of the Warrant Certificate with the form of election to purchase on the reverse side thereof duly executed, to the Company at the principal office of the Company at or prior to 5:00 P.M. Dallas, Texas time on June 12, 2013, or such later date or dates as Company may determine together with payment of the Purchase Price, payable to Company, for each share into which the Warrants are exercised.

H.            Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for its shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check, bank draft, or postal or express money order payable to the order of Company, the Company shall thereupon cause the certificates for the number of whole shares to be purchased to be delivered to or upon the order of the registered holder of such Warrant Certificate registered in such name or names as may be designated by such holder.

I.              In case the registered holder of any Warrant Certificate exercises less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by Warrant Agent to the registered holder of such Warrant Certificate or to such holder’s duly authorized assigns.

J.                                        Each person in whose name any certificate for shares of Common Stock of the Company is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the transfer books of Company are open. Prior to the exercise of the Warrants evidenced thereby, the holder of a Warrant Certificate shall not be entitled to any rights of a shareholder of Company with respect to shares for which the Warrants are exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of Company, except as provided herein.

WITNESS the facsimile signatures of the proper officers of Company and its corporate seal. Dated as of June 12, 2003.

TGC INDUSTRIES, INC.

By:
Wayne A. Whitener, President

ATTEST:

By:
Kenneth W. Uselton,
Assistant Secretary

ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Warrant Certificate)

FOR VALUE RECEIVED                                                                           hereby sells, assigns, and transfers unto

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint                                              Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:	, 20 .

Signature

Signature Guaranteed

NOTICE:               The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular without alteration or enlargement or any change whatever. Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange.

ELECTION TO PURCHASE

(To be executed if holder desires
to exercise the Warrant Certificate)

To: TGC INDUSTRIES, INC.

The undersigned hereby irrevocably elects to exercise                                   Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

(Please insert social security or other identifying number)

(Please print name and address)

If such number of Warrants does not constitute all of the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

(Please insert social security or other identifying number)

Dated:	, 20

Signature

Signature Guaranteed

NOTICE:               The signature on this Form of Election to Purchase must correspond with the name(s) as written upon the face of the Certificate without alteration or enlargement or any change whatever. Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange.